As filed with the Securities and Exchange Commission on May 1, 2007.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

SPECIALTY UNDERWRITERS' ALLIANCE, INC.
(Exact name of registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-0432760 (IRS Employer Identification Number)

222 South Riverside Plaza
Chicago, Illinois 60606
(888) 782-4672
(Address of principal executive offices, including zip code)

2007 Stock Incentive Plan
(Full title of the plans)

Scott Goodreau, Esq.
General Counsel
SPECIALTY UNDERWRITERS' ALLIANCE, INC.
222 South Riverside Plaza
Chicago, Illinois 60606
(Name and address of agent for service)

(888) 782-4672
(Telephone number, including area code of agent for service)

With a copy to:
Christopher J. Doyle, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
(212) 806-5400
_________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee	Common Stock, $.01 par value per share	800,000 shares(2)	$8.21	$6,568,000	$214.90

(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h), based upon the average of the high and low sale prices per share of Specialty Underwriters' Alliance, Inc.'s common stock, par value $.01 per share ("Common Stock"), on April 26, 2007, as reported on the NASDAQ Global Market.

(2)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of Common Stock which may be issuable by reason of the adjustment provisions of the 2007 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note:	The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.

Item 1.  Plan Information

          Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.  Registrant Information and Employee Plan Annual Information

          Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents and information heretofore filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(b)

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the end of the fiscal year ended December 31, 2006 and prior to the filing of the termination of the offering of the common stock hereby shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

(c)

The description of the Registrant’s common stock, par value $.01 per share (the “Common Stock”) contained in the Registrant’s Registration Statement on Form 8-A, filed August 5, 2004 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

          The Registrant will provide without charge to each person to whom the prospectuses are delivered, upon request of any such person, a copy of any or all of the foregoing documents.

Item 4.  Description of Securities.

           Not applicable.

Item 5.  Interests of Named Experts and Counsel.

           Not applicable.

Item 6.  Indemnification of Directors and Officers.

          Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant has such a provision in its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”).

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          The Certificate of Incorporation contains a provision indemnifying all persons whom the Registrant has the power to cover under Section 145 and advancing expenses to such persons, in each case to the fullest extent permitted by Section 145.

          Additionally, the Registrant’s Amended and Restated By-laws (the “By-laws”) contains provisions covering indemnification and the advancement of expenses for directors and officers of the Registrant that are substantively similar to the provisions of Section 145. Specifically, the By-laws provide, subject to certain exceptions, that a director or officer of the Registrant shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding brought against him by virtue of his position as a director or officer of the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, the By-laws further provide that, to the extent that a director or officer has been successful, on the merits or otherwise, in defense of any claim, issue or matter, he or she shall be indemnified by the Registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 30 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. The By-laws further provide that the indemnification provided therein is not exclusive.

          The Registrant also has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7.  Exemption from Registration Claimed.

           Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 filed with Specialty Underwriters' Alliance, Inc.'s Registration Statement on Form S-1 (File No. 333-124263)).

4.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 filed with Specialty Underwriters' Alliance, Inc.'s Registration Statement on Form S-1 (File No. 333-117722)).

5.1	Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of PricewaterhouseCoopers LLP with respect to Registrant.

23.2	Consent of PricewaterhouseCoopers LLP with respect to Potomac Insurance Company of Illinois.

23.3	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	2007 Stock Incentive Plan of Specialty Underwriters' Alliance, Inc., (Incorporated by reference to Appendix A to Registrant's Definitive Proxy Statement (File No. 000-50891) filed on April 2, 2007).

Item 9.  Undertakings.

A.	Rule 415 offering. The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           B.          Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

           C.          Incorporated annual and quarterly reports. The undersigned Registrant hereby undertakes to deliver with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent of given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

           D.          Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on the 1st of May 2007.

SPECIALTY UNDERWRITERS' ALLIANCE, INC. (Registrant) By: /s/ Peter E. Jokiel Name: Peter E. Jokiel Title: Chief Financial Officer

POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below appoints and constitutes Courtney C. Smith and Peter E. Jokiel, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on these dates indicated:

Signature	Title	Date

/s/ Courtney C. Smith Courtney C. Smith	Chairman of the Board, Chief Executive Officer, President and Director (principal executive officer)	April 30, 2007

/s/ Peter E. Jokiel Peter E. Jokiel	Executive Vice President, Chief Financial Officer, Treasurer and Director (principal financial officer and principal accounting officer)	April 30, 2007

/s/ Robert E. Dean Robert E. Dean	Director	April 30, 2007

/s/ Raymond C. Groth Raymond C. Groth	Director	April 30, 2007

/s/ Paul A. Philp Paul A. Philp	Director	April 30, 2007

/s/ Robert H. Whitehead Robert H. Whitehead	Director	April 30, 2007

/s/ Russell E. Zimmermann Russell E. Zimmermann	Director	April 30, 2007

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 filed with Specialty Underwriters' Alliance, Inc.'s Registration Statement on Form S-1 (File No. 333-124263)).

4.2	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 filed with Specialty Underwriters' Alliance, Inc.'s Registration Statement on Form S-1 (File No. 333-117722)).

5.1	Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of PricewaterhouseCoopers LLP with respect to Registrant.

23.2	Consent of PricewaterhouseCoopers LLP with respect to Potomac Insurance Company of Illinois.

23.3	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	2007 Stock Incentive Plan of Specialty Underwriters' Alliance, Inc., (Incorporated by reference to Appendix A to Registrant's Definitive Proxy Statement (File No. 000-50891) filed on April 2, 2007).